                                                                    EXHIBIT 4(f)

                               [METLIFE(R) LOGO]

                       Metropolitan Life Insurance Company

                                 A Stock Company
                   One Madison Avenue, New York, NY 10010-3690

                       FLEXIBLE INCOME ANNUITY CERTIFICATE

This certificate is a legal contract between you and MetLife that describes your [and the annuitant's] benefits and rights [and the beneficiary's rights] in Question and Answer format. Please read this certificate carefully.

ANNUITANT:                                   CERTIFICATE NO:

                  [Mary Smith]                                 [XXXXXXX]

GROUP ANNUITY CONTRACT NO:                   CERTIFICATE ISSUE DATE:

                  [YYYYYYYY]                                   [Month/Day/Year]

This certificate is not eligible for dividends. [There is no cash surrender benefit.]

[If the annuitant [or the joint annuitant, if any,] dies before the initial payment date, we will refund the total consideration received for this certificate as a death benefit in a lump sum.]

To determine if there is any death benefit payable after the initial payment date, see the annuity description on the specifications page.

THE SEPARATE ACCOUNT(S) AVAILABLE UNDER THIS CERTIFICATE IS METLIFE [SEPARATE ACCOUNT E]. ANY PAYMENTS PROVIDED BY THIS CERTIFICATE WHICH ARE BASED ON THE INVESTMENT RETURN OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT. [SEPARATE ACCOUNT E] CONSISTS OF A NUMBER OF INVESTMENT DIVISIONS WHICH CAN BE CHOSEN TO SUPPORT ANY VARIABLE PAYMENTS. THE INVESTMENT DIVISIONS AVAILABLE AS OF THE ISSUE DATE ARE LISTED IN EXHIBIT A ATTACHED TO THIS CERTIFICATE AND FURTHER DESCRIBED IN THE PROSPECTUS. A CHARGE WILL BE ASSESSED AGAINST THE ASSETS IN THE SEPARATE ACCOUNT EQUAL TO THE CONTRACT CHARGE DEFINED IN QUESTION 1.

IF WE ARE MAKING VARIABLE PAYMENTS, THE AMOUNT PAID AS OF ANY PARTICULAR PAYMENT DATE MAY BE MORE OR LESS THAN THE AMOUNT PAID AS OF THE PRIOR PAYMENT DATE. PAYMENTS WILL GO UP WHEN THE ADJUSTMENT FACTOR IS MORE THAN ONE AND DOWN WHEN IT IS LESS THAN ONE. (FOR AN EXPLANATION OF HOW THE ADJUSTMENT FACTOR IS DETERMINED SEE QUESTION 8).

                           [[10]-DAY RIGHT TO EXAMINE

You may return your certificate to us at our designated office or to the person you purchased it from within [10] days of the date you received it. If you return it within the [10] day period, the certificate will be canceled from the certificate issue date. We will refund the fair market value of any consideration received on your behalf.]

     /s/ Gwenn L. Carr                 /s/ Robert H. Benmosche

         Gwenn L. Carr                     Robert H. Benmosche
         Vice-President & Secretary        Chairman of the Board,
                                           President and Chief Executive Officer

Form G.4333(EMISP)-1

                                   Cover Page

                   FLEXIBLE INCOME ANNUITY SPECIFICATIONS PAGE

============================================================================================================
Date of Birth, Social Security Number                     [Date of Birth, Social Security Number [and Sex]
[and Sex] of Annuitant:                                    of [Joint Annuitant:]

[Month/Day/Year] [123-45-6789]                            [Month/Day/Year] [123-45-6789]
[Female]                                                  [Male]
------------------------------------------------------------------------------------------------------------
[Certificate Owner:]                                      [Joint Annuitant:]

     [XYZ Corporation]                                         [John Smith]
------------------------------------------------------------------------------------------------------------
[Beneficiary, Social Security Number, Month/Day/Year:]    [Initial Payment Date] [Annuity Starting Date]:

     [Susan Smith] [123-45-6789]
     [Month/Day/Year]                                          [Month/Day/Year]
------------------------------------------------------------------------------------------------------------
Plan Name:

     [XYZ Corporation Retirement Plan]
------------------------------------------------------------------------------------------------------------
Total Consideration:                                      Initial Contract Charge:

     [$50,000.00]                                              [.95%]
------------------------------------------------------------------------------------------------------------
[Premium Tax:                                             Broker Commission:

     [none] ]                                                  [00%][$00.00]
------------------------------------------------------------------------------------------------------------
Type of Annuity:                                          Payment Frequency:

     [Lifetime Income Annuity with a Guarantee Period          [monthly, quarterly, semi-annually, annually]
      with Withdrawal Option]
------------------------------------------------------------------------------------------------------------
Tax Market                                                ERISA Applies

     [Qualified 401(a)]                                        [yes]
------------------------------------------------------------------------------------------------------------

Initial Flexible Income Annuity Option A:

     -  Fixed payment                                                     $[000.00]               [000%]

     -  Variable payment*

        - [x Investment Division]                                         $[000.00]               [000%]

        - [y Investment Division]                                         $[000.00]               [000%]

Total Initial Flexible Income Annuity
Option A Payment:                                                         $[000.00]               [000%]

Form G.4333(EMISP)-1

Annuity Description for [Lifetime Income Annuity with a Guarantee Period with Withdrawal Option]:

1. If the annuitant is alive on the initial payment date, we will pay the calculated payment from that date until the annuitant dies. We guarantee, however, that once payments start we will make the calculated payment until [month/day/year] whether or not the annuitant is alive. We will make no further payments if the annuitant dies after [month/day/year].

2.       [Withdrawals may be made subject to the following terms:

a. During the two-year period beginning with the initial payment date and ending on [month/day/year], you may request a full or partial withdrawal of the fair market value of this annuity. We will make no further payments if a full withdrawal of the fair market value occurs. A partial withdrawal of the fair market value of this annuity will result in a pro-rata reduction of all future calculated payments. The pro-rata reduction will be equal to the ratio of the withdrawal amount to the full fair market value of this certificate at the time of the withdrawal.

b. Withdrawals made after the end of the two-year period will be limited to the withdrawal value of the guaranteed income payments that are payable up to and including [month/day/year]. Any such withdrawal will result in a pro-rata reduction of the calculated benefit until [month/day/year]. The pro-rata reduction will be equal to the ratio of the withdrawal amount to the fair market value of the remaining guaranteed income payments payable under this certificate at the time of the withdrawal. Beginning with the first calculated payment due on [month/day/year], provided the annuitant is alive on that date, we will make the full calculated payment determined as if no withdrawal of the withdrawal value of the guaranteed income payments had occurred.

c. The minimum withdrawal amount is [$1,000.00]. All withdrawals will be subject to an administrative charge of [$95.00], which will be deducted from the withdrawal amount prior to payment. If amounts withdrawn during the first two years would result in the calculated payment due immediately following the date of withdrawal to be less than [$100.00] [a month], then the full fair market value must be withdrawn, and we will make no further payments under this certificate. If any withdrawal made after [month/day/year] but before [month/day/year] would result in a [MONTHLY] payment that is less than [25%] of the payment amount due on the first payment date after [month/day/year], (computed as if no withdrawal of the guaranteed income payments had occurred) no withdrawal will be permitted.

d. Both the basic income annuity option B amount(s) and the flexible income annuity option A will be aggregated for purposes of determining the fair market value of the annuity and the withdrawal values of the guaranteed amounts. Subject to the above restrictions, a request to withdraw a specific dollar amount will be treated as a withdrawal from both the flexible income annuity option A and the basic income annuity option B. Reductions in any remaining income payments after a withdrawal will be made proportionately to both the flexible and basic income annuity options under this certificate.

e. Notwithstanding anything in this certificate (including the basic income annuity option B endorsement) to the contrary, solely for purposes of this withdrawal feature, neither the fair market value nor the withdrawal value of the income annuity may exceed the total future expected payments as determined under the applicable income tax regulations of section 401(a)(9) of the Code.]

3. We will pay the payee(s) named by the owner. If no payee is designated, or no designated payee is alive when a payment is due, we will make payment to whomever of the following are alive in the following order: the annuitant, if living otherwise, the beneficiary, if living. If both are dead, any guaranteed payments due will be made to the [estate of the last to die of the annuitant and the beneficiary][owner].

4. We may withhold amounts from income payments and withdrawals, or reduce future payments, as required under applicable federal state or local tax law to satisfy any tax liability with respect to such payments and withdrawals (including without limitation income, estate and gift, generation skipping transfer tax, other excise taxes [and premium taxes]).

Form G.4333(EMISP)-1

* If the initial payment date is more than 10 days after the certificate issue date the variable payment numbers shown will be used as the basis to determine the initial payment described in questions 6 and 7 but will not be the actual amount we pay.

     We reserve the right to require receipt of a properly executed spousal consent to the extent applicable and required under the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, or the Retirement Equity Act of 1984 prior to the issuance of this certificate[ or the making of any requested withdrawal under this certificate].

Form G.4333(EMISP)-1

                                  KEY FEATURES

There are a number of rights and features available under this certificate, many of which are designed to enable you to have flexibility and control over how the flexible income annuity option A payments are made.

A quick overview of these rights and key features follows:

- Under this certificate, we will guarantee a [monthly] income.. The type of annuity, how long payments will continue, and the initial [monthly] flexible income annuity option A payment amount are indicated on the Specifications Page.

- Some or all of the flexible income annuity option A can be paid as a fixed payment, which means the fixed payment will not change unless you [(or the person designated by you)]change the allocation under this certificate between fixed and variable payments.

- Some or all of the flexible income annuity option A can be paid as a variable payment, which means the variable payment will move up or down periodically based on an adjustment factor reflecting the net investment return of the investment division(s) selected and changes in the index rate.

- If you [(or the person designated by you)] select variable payments there are a number of investment divisions available under this certificate from which you can choose (see Exhibit A). You [(or the person designated by you)] can choose to have the variable payment based on one investment division or based on several investment divisions. You [(or the person designated by you)] will also be able to change the selections on any business day, subject to any maximum that we may impose on the number of changes permitted in any 12-month period.

- You [(or the person designated by you)] may transfer all or a portion of the fair market value of this flexible income annuity option A to provide a fixed annuity under basic income annuity option B under this certificate. Basic income annuity option B provides a payment amount that will not change unless you [(or the person designated by you)] make additional transfers to this option. Any flexible income annuity option A payments payable under this certificate subsequent to such a transfer will be reduced proportionately.

- [You [(or the person designated by you)] may withdraw all or a portion of the fair market value of this annuity during the first two years following its issue date. [You [(or the person designated by you)] may also withdraw all or a portion of the withdrawal value of the guaranteed income payments at any time before the expiration of the payment guarantee period.]]

Form G.4333(EMISP)-1

QUESTION KEY
PAGE
1.         What do the basic terms used in this certificate mean?.......................................     1

2.         How is the net consideration allocated under this certificate?...............................     [3]

3.         Can the initial flexible income annuity option A payment shown on
           the specifications page change?..............................................................     [3]

4.         How was the initial flexible income annuity option A payment determined?.....................     [3]

5.         How does the separate account operate?.......................................................     [4]

6.         When are the variable payments determined?...................................................     [5]

7.         How does MetLife calculate the variable payment?.............................................     [5]

8.         How is the adjustment factor determined?.....................................................     [5]

9.         How is the index rate calculated?............................................................     [7]

10.        How can you change your flexible income annuity option A?....................................     [7]

11.        How do we calculate the flexible income annuity option A payment when you
           elect to change how it is paid?.........................................................          [8]

12.        How will a transfer of all or a partial amount of the fair market value affect your
           payments?....................................................................................     [8]

13.        What if an annuitant's age [or sex] as of the certificate issue date
           is not correct?..............................................................................     [9]

14.        What are the owner's rights under this certificate?..........................................     [9]

15.        What information can we ask for after the issue date of this certificate?....................     [9]

16.        Can this certificate and the payments provided under it be assigned,
           transferred or used as collateral for a loan?................................................     [9]

17.        How does MetLife receive notice regarding any changes to be made to this certificate?........     [9]

18.        How do Federal income tax rules affect this certificate?.....................................     [10]

19.        Does this certificate contain all the provisions affecting it?...............................     [10]

       -   Tax Disclosure Information...............................Attachment A

Form G.4333(EMISP)-1

1.       WHAT DO THE BASIC TERMS USED IN THIS CERTIFICATE MEAN?

         "Adjustment factor" means the factor used to determine any changes in the variable payment. (For an explanation of how the adjustment factor is determined see question 8.)

         "Annuitant" is the person or persons during whose lifetime an income will be payable. If more than one annuitant is named and an annuitant dies, we will continue to make payments during the life of the surviving annuitant, but possibly in a reduced amount (see specifications page). As used in this certificate the word annuitant will refer to the named annuitant on the cover page unless he/she is no longer living, in which case the word annuitant will refer to the surviving annuitant, if any, named on the specifications page.

         "Annuity purchase rate" means the dollar amount required by us as of any valuation date to provide a flexible annuity income of $1 as of each payment date. This rate, which is specific to the type of annuity, is based on [two assumptions; namely, a mortality basis and] an index rate. [Mortality basis is a measurement scale used to determine the annuitant's life expectancy. We guarantee that the mortality basis (which consists of a mortality table and projection scale) used, as of the certificate issue date will not change. The specific mortality basis is [1983 U.S. IAM Basic, Male with U.S. projection scale G, Male.] ] If the annuitant dies, then the annuity purchase rate will be the rate specific to the type of annuity, which reflects the remaining payment(s), if any.

         Neither expenses actually incurred nor mortality actually experienced shall adversely affect the dollar amount of variable annuity payments to any annuitant for whom variable annuity payments have commenced.

         "Basic Income Annuity Option B" is an annuity payment option available under this certificate that provides a fixed annuity income. You [(or the person designated by you)] may request and MetLife will provide an example of how a transfer to this annuity option will impact payment amounts under your flexible income annuity option A and basic income annuity option B. A transfer to basic income annuity option B will not result in a lower payment than if you reallocated an equal amount to the fixed payment portion of your flexible income annuity option A.

         ["Beneficiary" is the person or persons named to receive any death benefit payable, after an annuitant dies. A contingent beneficiary may be named to become the beneficiary if all the beneficiaries die while an annuitant is alive. If no beneficiary or contingent beneficiary is named, or if none is alive when an annuitant dies, we will pay the annuitant's estate. If more than one beneficiary is alive when an annuitant dies, we will pay them in equal shares unless directed otherwise.]

Form G.4333(EMISP)-1

         ["Business day" means a day on which the New York Stock Exchange is open for business.]

         "Code" refers to the Internal Revenue Code of 1986, as subsequently amended.

         "Contract charge" is a fee which covers costs associated with the administration of this annuity, the mortality and expense risk, and distribution costs and other costs necessary to maintain this annuity; e.g., financial, accounting, actuarial and legal expenses. This fee may vary from year to year, at our discretion, but will be no more than 1.25%, annually, of the average value of amounts in the separate account. The initial contract charge is shown in the specifications page.

         ["Fair Market Value" of this certificate as determined on any valuation date is equal to the flexible annuity income as of that date multiplied by the corresponding annuity purchase rate determined on that same date.]

         "Flexible Income Annuity Option A" as of any valuation date means the total fixed and variable payments payable under flexible income annuity option A as of that date. (For an explanation of how the flexible income annuity option A payment is determined, see question 4.)

         ["Fund" refers to the [Metropolitan Series Fund, Inc., MetLife Investors Series Trust and Zenith Series Fund]. The fund is divided into portfolios, each of which has its own investment objectives, investment management fees and other charges. We will periodically provide this information to you [(or the person designated by you)]. The investment divisions of the separate account invest in these portfolios.]

         "Index rate" is the yield as defined in question 9.

         "Net consideration" means the total consideration, [less any premium tax], [and any brokerage costs] associated with establishing this certificate.

         "NIR" or "Net Investment Return" is the percentage change in the value of an investment division since the last valuation date which already reflects any expenses and charges associated with the underlying fund portfolio. It is reduced by the daily equivalent of the contract charge for every day since the last valuation date.

         "Payment date" is each [monthly] anniversary of the initial payment date.

         ["Separate account" is the account under this certificate to which we allocate the portion of the net consideration to support the variable payments. It is our [Separate Account E], an investment account we maintain separate from our other assets. [Separate Account E] consists of a number of investment divisions. A list of the investment divisions available currently under this

Form G.4333(EMISP)-1
         certificate is contained in Exhibit A. A detailed description of each investment division is contained in the prospectus. You [(or the person designated by you)] will be notified if the funds that are available change in the future.]

         "Total consideration" means the total amount of money we received to purchase this annuity. The amount is shown on the specifications page.

         "Valuation date" refers to each day the variable payment is calculated. A valuation date will also occur on any day that we determine the fair market value [or the withdrawal value of guaranteed income payments] under this certificate.

         ["Withdrawal value of guaranteed income payments" as determined on any valuation date is equal to the flexible income annuity option A as of that date multiplied by the amount that would be needed to purchase $1 on each payment date for which the flexible income annuity option A is guaranteed to be paid regardless of the death of the annuitant(s).]

         The terms "we," "us," "our" and "MetLife" refer to Metropolitan Life Insurance Company.

         The terms "you," and "your," will refer to [the annuitant (as defined in this question 1).] [the owner named on the Specifications Page.] The [annuitant][named owner (or a person designated by the owner)] may exercise all rights under this certificate (For an explanation of all rights under this certificate see question 14).

2.       HOW IS THE NET CONSIDERATION ALLOCATED UNDER THIS CERTIFICATE?

         Except as noted in question 3, the specifications page shows the initial [monthly] flexible income annuity option A amount payable as of the initial payment date. It also indicates what percentage of the initial flexible income annuity option A was selected to be paid as a fixed and/or variable payment. Based on this selection, MetLife has allocated a portion of the net consideration to its general account to provide for any fixed payment and a portion to the applicable investment divisions in the separate account to provide for any variable payment.

3. CAN THE INITIAL FLEXIBLE INCOME ANNUITY OPTION A PAYMENT SHOWN ON THE SPECIFICATIONS PAGE CHANGE?

         Once this certificate is issued, you will be unable to change the type of annuity, the annuitant or the date payments commence. If the initial payment date is more than [10] days after the certificate issue date the initial variable payment may be different from that shown on the specifications page (see question 6). If you [(or the person designated by you)] change the allocation between fixed and variable payments, or between the investment divisions, it may also change (see questions 10 and 11).

Form G.4333(EMISP)-1

         If you [(or the person designated by you)] transfer all or a portion of the fair market value of this flexible income annuity option A to provide a payment under basic income annuity option B, the flexible income annuity option A payment will change (see questions 10 and 12).

4.       HOW WAS THE INITIAL FLEXIBLE INCOME ANNUITY OPTION A PAYMENT
         DETERMINED?

         The initial flexible income annuity option A payment was determined by dividing the net consideration by the annuity purchase rate in effect as of the certificate issue date and then allocating that amount between fixed and variable payments based on your election. If you [(or the person designated by you)] chose to have a portion payable as a variable payment, the name of the investment divisions, together with the percentage allocation selected are also shown.

         Under the fixed payment, the [monthly] annuity income does not change unless you [(or the person designated by you)] elect to change all or a portion of these payments to variable payments, change all or a portion of any variable payment to a fixed payment, or transfer all or a portion of your annuity's fair market value to basic income annuity option B. Under the variable payment, the income payment amount changes based on both the NIR of the investment division(s) supporting the payment and the index rate. How much the variable payment will change and whether the change will be positive or negative will depend on the adjustment factor determined for each investment division. (For an explanation of how the adjustment factor is determined see question 8.)

5.       HOW DOES THE SEPARATE ACCOUNT OPERATE?

         The separate account is divided into investment divisions, each of which buys shares in a corresponding portfolio of the fund. Therefore, the separate account does not invest directly in stocks, bonds, etc., but leaves such investments to the fund portfolios to make. The shares for each fund portfolio may also be bought by other separate accounts of ours or our affiliates. Thus, the rate of return for each investment division will generally be the same as that of the corresponding fund portfolio, reduced by the annual contract charge.

         We calculate the NIR of the investment divisions as of each valuation date, i.e., the date we calculate the variable payment.

         We own the assets in the separate account. The separate account will not be charged with liabilities that arise from any other business that we conduct. We will add amounts to the separate account from other contracts of ours. MetLife guarantees that we will always maintain assets in the separate account with a value at least equal to the reserves for the variable payment payable in accordance with the terms of this certificate.

Form G.4333(EMISP)-1

         Changes to the separate account may also be made if we think they would best serve the interests of participants in or owners of contracts that participate in [Separate Account E] or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your [(or the person designated by you)] approval of the changes and approval from any appropriate regulatory authority.

         Examples of the changes to the separate account that we may make include:

         - To transfer any assets in an investment division to another investment division, or to one or more other separate accounts, or to our general account; or to add, combine, or remove investment divisions in the separate account.

         - To substitute, for the shares of the fund portfolio held by any investment division, the shares of another class of the fund or the shares of any other investment permitted by law.

         If any modifications result in a material change in the underlying investments of an investment division to which an amount is allocated under this certificate, we will notify you[ (or the person designated by you)] of the change. You [ (or the person designated by you)] may then choose to have the variable payments supported by other investment divisions available under this certificate.

6.       WHEN ARE THE VARIABLE PAYMENTS DETERMINED?

         The variable payments are determined as of each valuation date. A valuation date will occur at least once each [month] as of the "income determination date", which is when we calculate the variable payment payable that [month]. This will be the [10th] day prior to the payment date each [month]. The certificate issue date will be an income determination date if it falls within [10] days of the initial payment date. In addition, a valuation date will occur as of the effective date of an election to transfer all or a portion of this annuity's fair market value to basic income annuity option B, or if under flexible income annuity option A, an election is made to (i) change the allocation between fixed and variable payments, or (ii) change the investment division or investment divisions supporting the variable payments. [A valuation date will also occur on the date that any withdrawal amount [or death benefit] is paid out under this annuity.]

         While the variable payment will be calculated as of each valuation date, only the amount calculated as of the income determination date will be reflected in the [monthly] payment.

         We can delay the valuation date if the Securities and Exchange Commission has determined that an emergency exists making the calculation of the

Form G.4333(EMISP)-1
         investment divisions' NIR not reasonably practicable. We may also change the income determination date by giving you [(or the person designated by you)] [30] days notice, to the extent permitted by law.

7.       HOW DOES METLIFE CALCULATE THE VARIABLE PAYMENT?

         A variable payment is calculated for each investment division selected. On a valuation date we determine the new variable payment by multiplying the payment calculated for that investment division on the last valuation date by the adjustment factor determined for that investment division. If the adjustment factor is greater than one, the variable payment amount supported by that investment division will increase. If the adjustment factor is less than one, the variable payment amount supported by that investment division will decrease.

         If more than one investment division is chosen, the new variable payment is the sum of the amounts determined for each investment division.

8.       HOW IS THE ADJUSTMENT FACTOR DETERMINED?

         The adjustment factor under this certificate is used to measure the effect of changes in both the investment division's NIR and the index rate on the variable payment. The adjustment factor is equal to the product of two factors, the investment factor and the interest factor.

                         Adjustment Factor = Investment Factor x Interest Factor

         Investment Factor - This factor is calculated in the following manner:

         - First, we add one to the investment division's NIR for the period from the last valuation date to the current valuation date.

         - Second, we adjust the index rate that was in effect on the last valuation date to reflect the time period from the last valuation date to the current valuation date. We then add one to this adjusted index rate.

         - Third, we divide the number determined in the first step by the number determined in the second step. The new number resulting from the division of these two numbers is the investment factor.

         The investment factor reflects the impact on the variable payment of the investment division's NIR since the last valuation date. It will be greater than one if the investment division's NIR since the last valuation date is greater than the index rate effective as of the last valuation date. It will be less than one if the investment division's NIR since the last valuation date is less than the index rate effective as of the last valuation date.

         Interest Factor - This factor is calculated in the following manner:

Form G.4333(EMISP)-1

         - First, we calculate the annuity purchase rate based on the index rate in effect as of the last valuation date. The annuity purchase rate [uses the same mortality basis used as of the certificate issue date but] is recalculated to reflect the [annuitant's age and] remaining future variable payments as of the last valuation date.

         - Second, we calculate another annuity purchase rate in exactly the same way as in the first step, except we now use the index rate in effect as of the current valuation date to value those payments that would be paid after the current valuation date.

         - Third, we divide the annuity purchase rate calculated in the first step by the annuity purchase rate calculated in the second step. The number resulting from the division of these two rates is the interest factor.

         The interest factor reflects the impact on the variable payment due to the change in the index rate from the last valuation date to the current valuation date. It will be greater than one if the index rate effective as of the current valuation date is greater than the index rate effective as of the last valuation date. It will be less than one if the index rate effective as of the current valuation date is less than the index rate effective as of the last valuation date.

         The adjustment factor is always greater than one if the investment and interest factors are both greater than one. The adjustment factor is always less than one if the investment and interest factors are both less than one. If the investment factor is greater than one and the interest factor is less than one, or if the investment factor is less than one and the interest factor is greater than one, then the adjustment factor may be greater than one or less than one, depending on which factor has the greater impact.

         A sample calculation illustrating how the adjustment factor variables are determined is attached as Exhibit B to this certificate.

9.       HOW IS THE INDEX RATE CALCULATED?

         [The index rate is the yield of the most current 10-year LIBOR interest rate swap published in the Federal Reserve Statistical Release H.15 as posted on the Federal Reserve website at WWW.FEDERALRESERVE.GOV/RELEASES/H15. It is calculated on a monthly basis and will be used as an annual effective rate. If the Federal Reserve Statistical Release H.15 reports incorrect information, MetLife will use the corrected information. If these yields are no longer available or are not readily available from the Federal Reserve Statistical Release H.15, we will determine and use an alternative index rate basis, which we consider to be the most appropriate, or a comparable source.]

         We may increase the frequency of the index rate calculation. If we do so, we will give you [(or the person designated by you)] advance written notice.

Form G.4333(EMISP)-1

10.      HOW CAN YOU CHANGE YOUR FLEXIBLE INCOME ANNUITY OPTION?

         There are two ways that the flexible income annuity option A can change. First, you [(or the person designated by you)] can reallocate all or a portion of the flexible income annuity option A between fixed payments and variable payments, as well as change the investment divisions supporting the variable payments. For an explanation of how this reallocation can affect the flexible income annuity option A payment see question 11.

         Second, you [(or the person designated by you)] can transfer up to the full fair market value of flexible income annuity option A to provide a basic income annuity option B payment. For an explanation of how this transfer can affect your flexible income annuity option A payment see question 12.

         For changes made under this question 10, one change may be made per business day. However, for administrative reasons, we reserve the right to limit the number of changes in any 12-month period. If we do so, in no event will we limit the number of changes to less than one per month. We will give you[ (or the person designated by you)] [30] days advance written notice. [We reserve the right to limit a beneficiary's ability to make a change.]

         [Changes will be made as of the end of a business day if received before 4PM on a business day. Otherwise the change will be made as of the end of the next following business day. If we determine that the number of changes you [(or the person designated by you)] are making or your use of a market timer or other firm or person to make changes is causing financial harm to owners of other certificates by requiring excessive transaction activity in the Fund portfolios at times that adversely affect the price at which the assets in the portfolios are bought or sold, we may restrict the number of changes and/or the use of such other person or firm]

11. HOW DO WE CALCULATE THE FLEXIBLE INCOME ANNUITY OPTION A PAYMENT WHEN YOU ELECT TO CHANGE HOW IT IS PAID?

         If you [(or the person designated by you] request a change from (a) a variable payment to a fixed payment, (b) a fixed payment to a variable payment or (c) one investment division supporting the variable payment to another, you[ (or the person designated by you)] must identify the percentage of the current payment to be changed and the applicable investment divisions affected. We then recalculate the variable payment as of the effective date of the change by applying the adjustment factor determined for each investment division supporting the variable payment. After that, we increase and/or decrease the recalculated payments, as appropriate, by the percentage selected. For example:

         (a) If you choose to change 50% of the variable payment supported by investment division A to a fixed payment and the variable payment (as of

Form G.4333(EMISP)-1
                  the date of the change) is $100, the fixed payment will be increased by $50 and that variable payment will be decreased by $50.

         (b) If you choose to change 50% of the fixed payment to a variable payment supported by investment division A and the fixed payment is $100, that variable payment will be increased by $50 and the fixed payment will be decreased by $50.

         (c) If you choose to change 50% of the variable payment supported by investment division A to be supported by investment division B and the variable payment is $100, the variable payment supported by investment division B will be increased by $50 and the variable payment supported by investment division A will be decreased by $50.

12. HOW WILL A TRANSFER OF ALL OR A PARTIAL AMOUNT OF THE FAIR MARKET VALUE TO BASIC INCOME ANNUITY OPTION B AFFECT YOUR PAYMENTS?

         While the total amount of income annuity may change, a transfer to the basic income annuity option B will not affect the payee, the annuitant(s), or the remaining guarantee period as specified under this certificate. However, you[(or the person designated by you)] will not be allowed to make any reallocations or transfers from the basic income annuity option B.

         If the full fair market value of flexible income annuity option A is transferred, we will have no further obligations under, and no further payments will be made under flexible income annuity option A after the date of the transfer.

         If less than the full fair market value is transferred, then the amount of any remaining flexible income annuity option A payments payable under this certificate will be less than the amounts that would have been paid had there been no transfer. Following such a transfer, the amount of each flexible income annuity option A payment made after the transfer date will be reduced by a percentage equal to the ratio of the transfer amount to the full fair market value of flexible income annuity option A at the time of the transfer.

13. WHAT IF AN ANNUITANT'S AGE [OR SEX] AS OF THE CERTIFICATE ISSUE DATE IS NOT CORRECT?

         If the date of birth [or sex] as shown on the specifications page is not correct, we will adjust the payments to agree with the correct age[ or sex]. If we have already made any payment that was wrong then any overpayment will, together with interest at [5%], be deducted from future payments. Any adjustment due to an underpayment will, together with interest at [5%], be paid immediately upon receipt of the corrected information.

Form G.4333(EMISP)-1

14.      WHAT ARE THE OWNER'S RIGHTS UNDER THIS CERTIFICATE?

         [You have all the rights under this certificate[, including the right at any time to change the beneficiary].]

         [As owner you have all the rights under this certificate including the right to name or change the person[, including the beneficiary,] to whom benefits are payable under the annuity. No change in the person(s) to whom benefits are payable will be effective until written notice of the change is received by us.]

         [Any change in a beneficiary designation will take effect as of the date the request was signed but without prejudice to us on account of any payment made by us before receipt of the request or so soon thereafter that payment could not reasonably be stopped.] When contacting us you should mention the group annuity contract number and the certificate number and [your name][the name of the annuitant on the cover page.]

15.      WHAT INFORMATION CAN WE ASK FOR AFTER THE ISSUE DATE OF THIS
         CERTIFICATE?

         We can request proof that [you][the annuitant] [are][is] alive as of the payment date. If we have made a request, we may make no further payments until proof is received. If the annuitant is not then living, we will require proof of the authority of any person who makes a claim to receive any amount payable as of the annuitant's death.

16. CAN THIS CERTIFICATE AND THE PAYMENTS PROVIDED UNDER IT BE ASSIGNED, TRANSFERRED OR USED AS COLLATERAL FOR A LOAN?

         No. This certificate and the payments provided under it are not assignable and will be exempt from the claims of creditors to the maximum extent permitted by law.

17. HOW DOES METLIFE RECEIVE NOTICE REGARDING ANY CHANGES TO BE MADE TO THIS CERTIFICATE?

         All requests you[ (or the person designated by you)] may have concerning this certificate, like a change of payments [or a change of beneficiary], should be sent to our "designated office." Currently, the designated office responsible for servicing your certificate is the [MetLife Retirement Group, Metropolitan Life Insurance Company, 2300 Lakeview Parkway, Suite 600, Alpharetta, GA 30004.]. If we change it, we will notify you[(or the person designated by you)].

18.      HOW DO FEDERAL INCOME TAX RULES AFFECT THIS CERTIFICATE?

         See Attachment A to this certificate.

Form G.4333(EMISP)-1

19.      DOES THIS CERTIFICATE CONTAIN ALL THE PROVISIONS AFFECTING IT?

         Yes. This certificate, the Basic Income Annuity Option B Endorsement, Exhibits A and B, Attachment A, and any other riders and endorsements included in it make up your entire contract with us. We will never contest the validity of this certificate. Changes in its provisions may only be made in writing by our President, Secretary or a Vice-President. No provision may be waived or changed by any of our other employees, representatives or agents.

Form G.4333(EMISP)-1

                                    EXHIBIT A

                   CURRENTLY AVAILABLE INVESTMENT DIVISIONS OF
                              [SEPARATE ACCOUNT E]

[State Street Research Bond Income Investment Division

State Street Research Diversified Investment Division

MetLife Stock Index Investment Division

State Street Research Investment Trust Investment Division

Janus Mid Cap Investment Division

Lord Abbett Bond Debenture Investment Division

State Street Research Aggressive Growth Investment Division

T. Rowe Price Small Cap Growth Investment Division

Scudder Global Equity Investment Division

Putnam International Stock Investment Division

T. Rowe Price Large Cap Growth Investment Division

Harris Oakmark Large Cap Value Investment Division

Neuberger Berman Partners Mid Cap Value Investment Division

Russell 2000(R) Index Investment Division

Morgan Stanley EAFE(R) Index Investment Division

Lehman Brothers(R) Aggregate Bond Index Investment Division

State Street Research Aurora Investment Division

Putnam Large Cap Growth Investment Division

MetLife Mid Cap Stock Index Investment Division

Davis Venture Value Investment Division

Loomis Sayles Small Cap Investment Division]

Form G.4333(EMISP)-1

                                    EXHIBIT B

                     SAMPLE CALCULATION ILLUSTRATING HOW THE
                   ADJUSTMENT FACTOR VARIABLES ARE DETERMINED
                      AND APPLIED TO THE VARIABLE PAYMENTS

[Example of Calculation of Investment Factor

  a. Assumed NIR for the period (.65%)                                                                              0.00650
  b. 1 + NIR                                                                                                        1.00650
  c. Assumed index rate as of the last valuation date                                                                   7.1%
  d. Index rate (7.1%) calculated for the period since the last valuation date(1)                                   0.00535
  e. 1 + adjusted index rate                                                                                        1.00535
  f. INVESTMENT FACTOR (b) / (e)                                                                                    1.00114

Example of Calculation of Interest Factor

  a. Annuity purchase rate based on last index rate (7.1%) (2)                                                    122.32996
  b. Annuity purchase rate based on current index rate (7.2%) (3)                                                 121.37388
  c. INTEREST FACTOR (a) / (b)                                                                                      1.00788

Life annuity for male, age 65

  a. First monthly variable annuity income due February 1, 2000                                                  $   400.00
  b. ASSUMED INVESTMENT FACTOR for first month*                                                                     1.00114
  c. ASSUMED INTEREST FACTOR for first month*                                                                       1.00788
  d. ADJUSTMENT FACTOR (b) x (c)                                                                                    1.00903
  e. Second monthly variable annuity income due March 1, 2000 (a) x (d)                                          $   403.61
  f. ASSUMED INVESTMENT FACTOR for second month*                                                                     .99981
  g. ASSUMED INTEREST FACTOR for second month (4)*                                                                   .97665
  h. ADJUSTMENT FACTOR (f) x (g)                                                                                     .97646
  i. Third monthly variable annuity income due April 1, 2000 (e) x (h)                                           $   394.11

NOTES:

(1)  Approximately one month.

(2) This is the annuity purchase rate in effect on the prior valuation date, based on the annuitant's future flexible income annuity option A, age as of the prior valuation date, and the index rate as of the prior valuation date.

(3) This is the annuity purchase rate in effect on the prior valuation date, based on the annuitant's future flexible annuity income, age as of the prior valuation date, and the index rate as of the current valuation date. However, the index rate as of the current valuation date is adjusted to reflect the index rate as of the prior valuation date for the time period from the prior valuation date to the current valuation date.

(4) This interest factor was determined using the annuity purchase rate based on the last illustrative index rate (7.2%) and the annuity purchase rate based on the current illustrative index rate (6.9%).

[* Calculated on the income determination date which is 10 days prior to the date payment is made.]

Form G.4333(EMISP)-1

                                  ATTACHMENT A

                              NON-QUALIFIED ANNUITY

                           TAX DISCLOSURE INFORMATION

[This certificate is intended to comply with section 72(s) of the Code and is intended to constitute a Variable Contract within the meaning of section 817(d) of the Code.

We reserve the right to limit the frequency, number and types of transfers permitted; as well as the number or types of funding options permitted to maintain the above tax treatment.

Payments of any remaining interest after the death of the owner (or after the death of any annuitant, where the owner is not an individual) must continue to be made at least as rapidly as under the method being used at the time of the death.

NOTWITHSTANDING ANYTHING IN THE CERTIFICATE TO THE CONTRARY, HOWEVER, IF THE DEATH REFERRED TO ABOVE OCCURS PRIOR TO THE ANNUITY STARTING DATE, (AS DEFINED UNDER PARAGRAPH (B) OF SECTION 1.72-4 OF THE INCOME TAX REGULATIONS), ANY REMAINING INTEREST IN THE CERTIFICATE OR ANY DEATH BENEFIT ( AFTER WE ARE FURNISHED WITH SATISFACTORY PROOF OF DEATH ) MUST BE PAID

(a)      IN A LUMP SUM WITHIN FIVE YEARS AFTER THE DATE OF THE DEATH, OR

(b) OVER THE LIFETIME OF THE PAYEE OR OVER A PERIOD NO LONGER THAN THE PAYEE'S LIFE EXPECTANCY WITH PAYMENTS BEGINNING WITHIN A YEAR AFTER THE DATE OF DEATH.

IF THE PAYEE TO WHOM THE DEATH BENEFIT IS PAYABLE IS THE OWNER'S SPOUSE (OR THE ANNUITANT'S SPOUSE, WHERE THE OWNER IS NOT AN INDIVIDUAL), SUCH SPOUSE MAY INSTEAD CONTINUE THE CERTIFICATE AS OWNER.

WE MAY AMEND THIS CERTIFICATE TO COMPLY WITH THE FEDERAL TAX LAW. WE WILL NOTIFY YOU [(OR THE PERSON DESIGNATED BY YOU)] OF SUCH AMENDMENTS AND, WHERE REQUIRED BY LAW, WILL OBTAIN THE APPROVAL OF THE APPROPRIATE REGULATORY AUTHORITY.]

                                                                   Non Qualified

                                  ATTACHMENT A

                              401(a)/403(a)/403(b)

                           TAX DISCLOSURE INFORMATION

[This certificate may be purchased by an employer's tax qualified retirement plan under section 401(a), 401(k), 403(a), 403(b), or a Keogh plan to pay benefits to a plan participant or his or her beneficiary. The single contribution it will accept may also include a direct transfer permitted under the Code and employer's qualified plan, an eligible rollover distribution under section 402(c), 402(e)(6), 403(a)(4), 403(b)(8), 403(b)(10), 457(e)(16) or any
other consideration permitted under the Code

Payments under this certificate must comply with Code section 401(a)(9) (including the incidental death benefit rules under section 401(a)(9)(G)) and the regulations thereunder, including proposed regulation 1.401(a)(9)-6T.

If the annuitant dies on or after the first payment date, payments must continue to be made at least as rapidly as under the income plan in effect on the date of the annuitant's death.

If the annuitant dies prior to the initial payment date], any remaining interest or death benefit will be paid in a lump sum within five years of the date of the death.

Pursuant to section 401(a)(31) or as otherwise required under the Code, the plan participant (or his or her surviving spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code), and the spousal beneficiary of the plan participant; ("distributee"), may elect at the time and in the manner prescribed by us as payor and, if applicable, by the plan administrator, to have any portion of any eligible rollover distribution (as defined in section 402(c)(4) of the Code) paid directly to an IRA account or IRA annuity, or to other eligible retirement plans under section 402(c)(8) of the Code in which such distributee participates.

This certificate is being issued for the exclusive benefit of the annuitant and his or her beneficiary. The interest of the annuitant is non-transferable, non-assignable and non-forfeitable.

If the Plan under which this contract is issued fails to meet the requirements of section 401(a), 401(k), 403(a), 403(b) or Keogh plan at any time, then upon such notice to us notwithstanding anything in the contract to the contrary, the following rules shall apply:

In order to comply with section 72(s) of the Code and to constitute a variable contract within the meaning of section 817(d) of the Code, we reserve the right to limit the frequency, number and types of transfers permitted; as well as the number or types of funding options permitted to maintain the above tax treatment. Payments of any remaining interest after the death of the owner (or after the death of any annuitant, where the owner is not an individual) must continue to be made at least as rapidly as under the method being used at the time of the death.

NOTWITHSTANDING ANYTHING IN THE CERTIFICATE TO THE CONTRARY, HOWEVER, IF THE DEATH REFERRED TO ABOVE OCCURS PRIOR TO THE ANNUITY STARTING DATE, (AS DEFINED UNDER PARAGRAPH (b) OF SECTION 1.72-4 OF THE INCOME TAX REGULATIONS), ANY REMAINING INTEREST IN THE CERTIFICATE OR ANY DEATH BENEFIT (AFTER WE ARE FURNISHED WITH SATISFACTORY PROOF OF DEATH) MUST BE PAID

                                     IRC 401(a), 401(k), 403(a) and 403(b) Plans

(a)      IN A LUMP SUM WITHIN FIVE YEARS AFTER THE DATE OF THE DEATH, OR

(b) OVER THE LIFETIME OF THE PAYEE OR OVER A PERIOD NO LONGER THAN THE PAYEE'S LIFE EXPECTANCY WITH PAYMENTS BEGINNING WITHIN A YEAR AFTER THE DATE OF DEATH.

IF THE PAYEE TO WHOM THE DEATH BENEFIT IS PAYABLE IS THE OWNER'S SPOUSE (OR THE ANNUITANT'S SPOUSE, WHERE THE OWNER IS NOT AN INDIVIDUAL), SUCH SPOUSE MAY INSTEAD CONTINUE THE CERTIFICATE AS OWNER

WE MAY AMEND THIS CERTIFICATE TO COMPLY WITH THE FEDERAL TAX LAW. WE WILL NOTIFY YOU [(OR THE PERSON DESIGNATED BY YOU)] OF SUCH AMENDMENTS AND, WHERE REQUIRED BY LAW, WILL OBTAIN THE APPROVAL OF THE APPROPRIATE REGULATORY AUTHORITY.]

                                     IRC 401(a), 401(k), 403(a) and 403(b) Plans

                                  ATTACHMENT A

                                 SECTION 457(b)

                           TAX DISCLOSURE INFORMATION

[This certificate may be purchased by an eligible section 457(b) plan to pay benefits to a plan participant or his or her beneficiary. The single contribution may also be a direct transfer permitted under the Code and the employer's qualified plan. If this certificate is being purchased by a section 457(b) plan of a state or local governmental employer, it may also accept as part of the single contribution, an eligible rollover distribution under section 402(c), 402(e)(6), 403(a)(4) or 403(b)(8), 403(b)(10), 457(e)(16) or any other consideration permitted under the Code.

         Section 457(b) Plans of State and Local Governmental Employers only

         Pursuant to section 401(a)(31) or as otherwise required under the Code, the plan participant (or his or her surviving spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code), and the spousal beneficiary of the plan participant; ("distributee"), may elect at the time and in the manner prescribed by us as payor and, if applicable, by the plan administrator, to have any portion of any eligible rollover distribution (as defined in section 402(c)(4) of the Code) paid directly to an IRA account or IRA annuity, or to other eligible retirement plan under section 402(c)(8) of the Code in which such distributee participates.

         Section 457(b) Plans of Tax Exempt Employers only

         If the tax market shown on the specifications page is 457(b), then regardless of anything else in this certificate the owner of this annuity will be the employer, trustee or plan shown on the specifications page. All plan assets including this certificate remain the property of such employer until paid to the plan participant or beneficiary.

         Section 457(b) Plans of a State or Local Government only

         The owner must be a trustee for the plan, or the employer. In either case, the owner, as trustee, shall hold all plan assets under this certificate for the exclusive benefit of the annuitant and his or her beneficiaries, if any. If permitted under the terms of the employer's plan, the annuitant (or any beneficiary after the annuitant's death) may direct the allocation of the net consideration and make investment division changes. The group annuity contract and any certificates issued thereunder shall be treated as a trust for purposes of code section 457(g) and 401(f), and no portion of the total consideration paid under the contract or certificate, or the earnings thereon, may be diverted to or used for, any purpose other than for the exclusive benefit of plan participants and any beneficiaries prior to the satisfaction of all liabilities with respect to employees and their beneficiaries, if any.

The payments under this certificate must comply with section 401(a)(9) (including section 401(a)(9)(G)), and the regulations and proposed and temporary regulations thereunder, including the incidental benefit requirements.

If the Plan under which this contract is issued fails to meet the requirements of section 457(b) at any time, then upon such notice to us notwithstanding anything in the contract to the contrary, the following

                                                                   IRC 457 Plans
rules shall apply:

In order to comply with section 72(s) of the Code and to constitute a variable contract within the meaning of section 817(d) of the Code, we reserve the right to limit the frequency, number and types of transfers permitted; as well as the number or types of funding options permitted to maintain the above tax treatment. Payments of any remaining interest after the death of the owner (or after the death of any annuitant, where the owner is not an individual) must continue to be made at least as rapidly as under the method being used at the time of the death.

NOTWITHSTANDING ANYTHING IN THE CERTIFICATE TO THE CONTRARY, HOWEVER, IF THE DEATH REFERRED TO ABOVE OCCURS PRIOR TO THE ANNUITY STARTING DATE, (AS DEFINED UNDER PARAGRAPH (b) OF SECTION 1.72-4 OF THE INCOME TAX REGULATIONS), ANY REMAINING INTEREST IN THE CERTIFICATE OR ANY DEATH BENEFIT (AFTER WE ARE FURNISHED WITH SATISFACTORY PROOF OF DEATH) MUST BE PAID

(a)      IN A LUMP SUM WITHIN FIVE YEARS AFTER THE DATE OF THE DEATH, OR

(b) OVER THE LIFETIME OF THE PAYEE OR OVER A PERIOD NO LONGER THAN THE PAYEE'S LIFE EXPECTANCY WITH PAYMENTS BEGINNING WITHIN A YEAR AFTER THE DATE OF DEATH.

IF THE PAYEE TO WHOM THE DEATH BENEFIT IS PAYABLE IS THE OWNER'S SPOUSE (OR THE ANNUITANT'S SPOUSE, WHERE THE OWNER IS NOT AN INDIVIDUAL), SUCH SPOUSE MAY INSTEAD CONTINUE THE CERTIFICATE AS OWNER

WE MAY AMEND THIS CERTIFICATE TO COMPLY WITH THE FEDERAL TAX LAW. WE WILL NOTIFY YOU [(OR THE PERSON DESIGNATED BY YOU)] OF SUCH AMENDMENTS AND, WHERE REQUIRED BY LAW, WILL OBTAIN THE APPROVAL OF THE APPROPRIATE REGULATORY AUTHORITY.]

                                                                   IRC 457 Plans

                                  ATTACHMENT A

                                   SIMPLE IRA

                           TAX DISCLOSURE INFORMATION

1.       [This certificate is not transferable.

2. This certificate, and the benefits under it, cannot be sold, assigned or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose.

3.       The owner is the annuitant.

4.       The annuitant's entire interest in this certificate is nonforfeitable.

5. This certificate is established for the exclusive benefit of the annuitant and the annuitant's beneficiary(ies).

6. This certificate will only accept a single contribution which is a direct transfer or rollover contribution from another SIMPLE IRA, or a contribution otherwise permitted under section 408(p) of the Code

7.       Income Payments and Required Distributions

         (a) The distribution of the annuitant's interest in the certificate shall be made in accordance with the requirements of Code section 408(b)(3) and the regulations thereunder, the provisions of which are herein incorporated by reference.

         (b) Income payments and distributions under the certificate must commence to be distributed, no later than the first day of April following the calendar year in which the annuitant attains age 70 1/2, (the "required beginning date"), over (i) the life of the annuitant, or the lives of the annuitant and his or her designated beneficiary within the meaning of section 401(a)(9) ("designated beneficiary"), or (ii) a period certain not extending beyond the life expectancy of the annuitant, or the joint and last survivor expectancy of the annuitant and his or her designated beneficiary. Payments must be made in periodic payments at intervals of no longer than one year. In addition, payments must be either non-increasing or they may increase only as provided in the Q&As 1 and 4 of section 1.401(a)(9)-6T of the Temporary Income Tax Regulations. In addition, any distribution must satisfy the incidental benefit requirements specified in Q&A 2 of section 1.401(a)(9)-6T.

         (c) The distribution periods described in paragraph (b) above cannot exceed the periods specified in section 1.401(a)(9)-6T of the Temporary Income Tax Regulations.

         (d) The first required payment can be made as late as April 1 of the year following the year the individual attains 70 1/2 and must be the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval.

         (e) To the extent permitted in the Income Tax Regulations (including A-1 (e) of Reg. Section 1.401(a)(9)-5) this certificate may also be purchased after the required beginning date to satisfy minimum distribution requirements

                                                                      Simple IRA

         (f) The interest in the certificate includes the amount of any outstanding rollover, transfer and recharacterization under Q&As 7 and 8 of section 1.408-8 of the Income Tax Regulations and the actuarial value of any other benefits provided under the contract, such as guaranteed death benefits.

         (g) The required minimum distribution for the year the annuitant attains age 70 1/2 can be made as late as April 1 of the following year. The required minimum distribution for any other year must be made by the end of such year.

         (h) The account value prior to the time that income payments irrevocably commence (except for acceleration) includes the amount of any outstanding rollover, transfer and recharacterization under Q&As 7 and 8 of section 1.408-8 of the Income Tax Regulations.

         (i) An annuitant shall be permitted to withdraw the required distribution in any year from another SIMPLE individual retirement account or annuity maintained for the benefit of the annuitant in accordance with Q&A 9 of section 1.408-8 of the Income Tax Regulations. The annuitant shall be responsible for determining whether the minimum distribution requirements are met.

8. If the annuitant dies after income payments have begun, the following rules apply

         (a) where distributions have begun under a permissible income annuity option, the remaining portion of such interest will continue to be distributed under the annuity option chosen.

         (b) if distributions have begun in a form other than a permissible annuity payment option

                  (i) The Federal income tax law requires payments to be made over a period not extending beyond the remaining life expectancy of the designated beneficiary as provided in the Single Life Table in Q&A1 of section 1.401(a)(9)-9 of the Income Tax Regulations (or over a period no longer than the remaining life expectancy of the Annuitant in the year of death, if longer, or where there is no designated beneficiary). Payments must commence no later than December 31st of the calendar year following the calendar year of the annuitant's death.

                  (ii) If distributions are being made to a surviving spouse as the sole designated beneficiary, such spouse's remaining life expectancy for a year is the number in the Single Life Table corresponding to such spouse's age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the beneficiary's (or annuitant's) age in the year of the annuitant's death, reduced by one (1) for each subsequent year.

                  (iii) For any other designated beneficiary, life expectancies shall be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin pursuant to this section, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated. Life expectancy for distributions under a term certain or guaranteed annuity payment option available under the certificate may not be recalculated.

                  (iv) Income payments and other distributions under this certificate paid to a beneficiary of a SIMPLE IRA may satisfy these rules to the extent the certificate satisfies the requirements of the income tax regulations as a permissible annuity

         (c) Distributions are considered to have begun if distributions are made on account of the individual reaching his or her required beginning date or if prior to the required beginning date distributions

                                                                      Simple IRA
                  irrevocably commence to an individual over a period permitted and in an annuity form acceptable under the Code or Income Tax Regulations.

9. If the annuitant dies prior to the date that income payments irrevocably commence (except for acceleration) under this certificate, the entire interest (contribution) paid less any previous income payments and distributions under the certificate will be paid in a lump sum as a death benefit to the designated beneficiary upon proof of the owner's death. In all cases payment must be made by the end of the fifth year following the year of death. If the payee of the death benefit is the annuitant's surviving spouse, the surviving spouse may instead elect to continue the certificate as his or her own SIMPLE IRA.

10. The company shall furnish annual calendar year reports concerning the status of the annuity certificate and such information concerning required minimum distributions as is prescribed by the Commissioner of Internal Revenue.

11. In order to continue to qualify this annuity certificate as a SIMPLE IRA under section 408(p) and to comply with Federal income tax rules, we have the right to interpret its provisions in accordance with the Code, including without limitation section 408(p), section 401(a)(9) and the regulations there under. We may amend this certificate to reflect changes in the tax law. We will notify you [(or the person designated by you)] of any such amendments and, when required by law, we will obtain the approval of the appropriate regulatory authority.

If the Plan under which this contract is issued fails to meet the requirements of section 408(p) at any time, then upon such notice to us notwithstanding anything in the contract to the contrary, the following rules shall apply:

In order to comply with section 72(s) of the Code and to constitute a variable contract within the meaning of section 817(d) of the Code, we reserve the right to limit the frequency, number and types of transfers permitted; as well as the number or types of funding options permitted to maintain the above tax treatment. Payments of any remaining interest after the death of the owner (or after the death of any annuitant, where the owner is not an individual) must continue to be made at least as rapidly as under the method being used at the time of the death.

NOTWITHSTANDING ANYTHING IN THE CERTIFICATE TO THE CONTRARY, HOWEVER, IF THE DEATH REFERRED TO ABOVE OCCURS PRIOR TO THE ANNUITY STARTING DATE, (AS DEFINED UNDER PARAGRAPH (b) OF SECTION 1.72-4 OF THE INCOME TAX REGULATIONS), ANY REMAINING INTEREST IN THE CERTIFICATE OR ANY DEATH BENEFIT (AFTER WE ARE FURNISHED WITH SATISFACTORY PROOF OF DEATH) MUST BE PAID

(a)      IN A LUMP SUM WITHIN FIVE YEARS AFTER THE DATE OF THE DEATH, OR

(b) OVER THE LIFETIME OF THE PAYEE OR OVER A PERIOD NO LONGER THAN THE PAYEE'S LIFE WITH PAYMENTS BEGINNING WITHIN A YEAR AFTER THE DATE OF DEATH.

IF THE PAYEE TO WHOM THE DEATH BENEFIT IS PAYABLE IS THE OWNER'S SPOUSE (OR THE ANNUITANT'S SPOUSE, WHERE THE OWNER IS NOT AN INDIVIDUAL), SUCH SPOUSE MAY INSTEAD CONTINUE THE CERTIFICATE AS OWNER]

                                                                      Simple IRA

                                  ATTACHMENT A

                               TRADITIONAL IRA/SEP

                           TAX DISCLOSURE INFORMATION

1.       [This certificate is not transferable.

2. This certificate, and the benefits under it, cannot be sold, assigned or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose.

3.       The owner is the annuitant.

4.       The annuitant's entire interest in this certificate is nonforfeitable.

5. This certificate is established for the exclusive benefit of the annuitant and the annuitant's beneficiary(ies).

6.       Contributions

         Subject to the minimum amount established by us, this certificate will only accept a single contribution which must consist of:

         (a) A rollover contribution or a non-taxable transfer (as permitted by Code sections 402(c), 402(e)(6), 403(a)(4), 403(b)(8), 403(b)(10), 408(d)(3) or 457(e)(16)), or a
                  contribution under a Simplified Employee Pension (SEP) under section 408(k).

         (b) The certificate may also accept (as part of the single contribution, at the time the single contribution is made) an additional cash contribution not exceeding:
                  $3,000 for any taxable year beginning in 2002 through 2004; $4,000 for any taxable year beginning in 2005 through 2007; and
                  $5,000 for any taxable year beginning in 2008 and years thereafter.

After 2008, the limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code section 209(b)(5)(C). Such adjustments will be in multiples of $500.

         (c) In the case of an individual who is 50 or older, the cash contribution limit specified in (b) above is increased by:

                  $500 for any taxable year beginning in 2002 through 2005; and $1,000 for any taxable year beginning in 2006 and years thereafter.

         (d) No contribution will be accepted under a SIMPLE plan established by any employer pursuant to Code Section 408(p). No transfer or rollover of funds attributable to contributions made by a particular employer under its SIMPLE plan will be accepted from a SIMPLE IRA, that is, an IRA used in conjunction with a SIMPLE plan, prior to the expiration of the 2-year period beginning on the date the individual first participated in that employer's SIMPLE plan.

7.       Income Payments and Required Distributions

                                                                 Traditional IRA

         (a) The distribution of the annuitant's interest in the certificate shall be made in accordance with the requirements of Code section 408(b)(3) and the regulations thereunder, the provisions of which are herein incorporated by reference.

         (b) Income payments and distributions under the certificate must commence to be distributed, no later than the first day of April following the calendar year in which the annuitant attains age 70 1/2, (the "required beginning date"), over (a) the life of the annuitant, or the lives of the annuitant and his or her designated beneficiary within the meaning of section 401(a)(9) ("designated beneficiary"), or (b) a period certain not extending beyond the life expectancy of the annuitant, or the joint and last survivor expectancy of the annuitant and his or her designated beneficiary. Payments must be made in periodic payments at intervals of no longer than one year. In addition, payments must be either non-increasing or they may increase only as provided in the Q&As 1 and 4 of section 1.401(a)(9)-6T of the Temporary Income Tax Regulations. In addition, any distribution must satisfy the incidental benefit requirements specified in Q&A 2 of section 1.401(a)(9)-6T.

         (c) The distribution periods described in paragraph (b) above cannot exceed the periods specified in section 1.401(a)(9)-6T of the Temporary Income Tax Regulations.

         (d) The first required payment can be made as late as April 1 of the year following the year the individual attains 70 1/2 and must be the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval.

         (e) To the extent permitted in the Income Tax Regulations (including A-1 (e) of Reg. Section 1.401(a)(9)-5) this certificate may also be purchased after the required beginning date to satisfy minimum distribution requirements

         (f) The interest in the certificate includes the amount of any outstanding rollover, transfer and recharacterization under Q&As 7 and 8 of section 1.408-8 of the Income Tax Regulations and the actuarial value of any other benefits provided under the Contract, such as guaranteed death benefits.

         (g) The required minimum distribution for the year the annuitant attains age 70 1/2 can be made as late as April 1 of the following year. The required minimum distribution for any other year must be made by the end of such year.

         (h) The account value prior to the time that income payments irrevocably commence (except for acceleration) includes the amount of any outstanding rollover, transfer and recharacterization under Q&As-7 and -8 of section 1.408-8 of the Income Tax Regulations.

         (i) An annuitant shall be permitted to withdraw the required distribution in any year from another individual retirement account or annuity maintained for the benefit of the annuitant in accordance with Q&A-9 of section 1.408-8 of the Income Tax Regulations. The annuitant shall be responsible for determining whether the minimum distribution requirements are met.

8. If the annuitant dies after income payments have begun, the following rules apply

         (a) where distributions have begun under a permissible income annuity option, the remaining portion of such interest will continue to be distributed under the annuity option chosen.

         (b) if distributions have begun in a form other than a permissible annuity payment option

                                                                 Traditional IRA

                  (i) The Federal income tax law requires payments to be made over a period not extending beyond the remaining life expectancy of the designated beneficiary as provided in the Single Life Table in Q&A 1 of section 1.401(a)(9)-9 of the Income Tax Regulations (or over a period no longer than the remaining life expectancy of the annuitant in the year of death, if longer, or where there is no designated beneficiary). Payments must commence no later than December 31st of the calendar year following the calendar year of the annuitant's death.

                  (ii) If distributions are being made to a surviving spouse as the sole designated beneficiary, such spouse's remaining life expectancy for a year is the number in the Single Life Table corresponding to such spouse's age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the beneficiary's (or annuitant's) age in the year of the annuitant's death, reduced by one (1) for each subsequent year.

                  (iii) For any other designated beneficiary, life expectancies shall be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin pursuant to this section, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated. life expectancy for distributions under a term certain or guaranteed annuity payment option available under the certificate may not be recalculated.

                  (iv) Income payments and other distributions under this certificate paid to a beneficiary of an IRA may satisfy these rules to the extent the certificate satisfies the requirements of the income tax regulations as a permissible annuity

         (c) Distributions are considered to have begun if distributions are made on account of the individual reaching his or her required beginning date or if prior to the required beginning date distributions irrevocably commence to an individual over a period permitted and in an annuity form acceptable under the Code or Income Tax Regulations.

9. If the annuitant dies prior to the date that income payments irrevocably commence (except for acceleration) under this certificate, the entire interest (contribution) paid less any previous income payments and distributions under the certificate will be paid in a lump sum as a death benefit to the designated beneficiary upon proof of the owner's death. In all cases payment must be made by the end of the fifth year following the year of death. If the payee is the annuitant's surviving spouse, the payee may instead elect to continue the certificate as his or her own IRA.

10. The company shall furnish annual calendar year reports concerning the status of the annuity certificate and such information concerning required minimum distributions as is prescribed by the Commissioner of Internal Revenue.

11. In order to continue to qualify this annuity certificate as an IRA under section 408(b) and to comply with Federal income tax rules, we have the right to interpret its provisions in accordance with the Code, including without limitation section 408(b), section 401(a)(9) and the regulations there under. We may amend this Contract to reflect changes in the tax law. We will notify you [(or the person designated by you)]of any such amendments and, when required by law, we will obtain the approval of the appropriate regulatory authority.

If the Plan under which this certificate is issued fails to meet the requirements of section 408(b), at any time, then upon such notice to us notwithstanding anything in the contract to the contrary, the following rules shall apply:

                                                                 Traditional IRA

In order to comply with section 72(s) of the Code and to constitute a variable contract within the meaning of section 817(d) of the Code, we reserve the right to limit the frequency, number and types of transfers permitted; as well as the number or types of funding options permitted to maintain the above tax treatment. Payments of any remaining interest after the death of the owner (or after the death of any annuitant, where the owner is not an individual) must continue to be made at least as rapidly as under the method being used at the time of the death.

NOTWITHSTANDING ANYTHING IN THE CERTIFICATE TO THE CONTRARY, HOWEVER, IF THE DEATH REFERRED TO ABOVE OCCURS PRIOR TO THE ANNUITY STARTING DATE, (AS DEFINED UNDER PARAGRAPH (b) OF SECTION 1.72-4 OF THE INCOME TAX REGULATIONS), ANY REMAINING INTEREST IN THE CERTIFICATE OR ANY DEATH BENEFIT (AFTER WE ARE FURNISHED WITH SATISFACTORY PROOF OF DEATH) MUST BE PAID

(a)      IN A LUMP SUM WITHIN FIVE YEARS AFTER THE DATE OF THE DEATH, OR

(b) OVER THE LIFETIME OF THE PAYEE OR OVER A PERIOD NO LONGER THAN THE PAYEE'S LIFE EXPECTANCY WITH PAYMENTS BEGINNING WITHIN A YEAR AFTER THE DATE OF DEATH.

IF THE PAYEE TO WHOM THE DEATH BENEFIT IS PAYABLE IS THE OWNER'S SPOUSE (OR THE ANNUITANT'S SPOUSE, WHERE THE OWNER IS NOT AN INDIVIDUAL), SUCH SPOUSE MAY INSTEAD CONTINUE THE CERTIFICATE AS OWNER.]

                                                                 Traditional IRA

                                  ATTACHMENT A

                                  CUSTODIAL IRA

                           TAX DISCLOSURE INFORMATION

[This certificate is intended to comply with section 72(s) of the Code and is intended to constitute a Variable Contract within the meaning of section 817(d) of the Code.

We reserve the right to limit the frequency, number and types of transfers permitted; as well as the number or types of funding options permitted to maintain the above tax treatment.

Payments of any remaining interest after the death of the owner (or after the death of any annuitant, where the owner is not an individual) must continue to be made at least as rapidly as under the method being used at the time of the death.

Notwithstanding anything in the certificate to the contrary, however, if the death referred to above occurs prior to the annuity starting date, (as defined under paragraph (b) of section 1.72-4 of the Income Tax Regulations), any remaining interest in the certificate or any death benefit ( after we are furnished with satisfactory proof of death ) must be paid

(a)      in a lump sum within five years after the date of the death, or

(b) over the lifetime of the payee or over a period no longer than the payee's life expectancy with payments beginning within a year after the date of death.

If the payee to whom the death benefit is payable is the owner's spouse (or the annuitant's spouse, where the owner is not an individual), such spouse may instead continue the certificate as owner.

If this certificate is purchased by the custodian or trustee for an IRA account under section 408(a) of the Code, then the following will apply:

Payments must begin no later than the April 1 of the year following the calendar year in which the annuitant becomes 70 1/2. If the income payments that we would otherwise make during any calendar year are less than the required minimum distribution amount calculated under applicable federal income tax rules (treating the fair market value of this certificate as of the last business day of the prior calendar year as the only asset in the custodial IRA for purposes of this provision) then, unless you direct us otherwise, we will make an additional payment to you in a single sum on or before April 30 of that calendar year. The amount of this additional payment will, unless you request a smaller amount, be equal to the difference between the minimum distribution amount calculated by us and the income payments (exclusive of this additional payment) payable in the calendar year.

If we make this additional payment, then the annuity income otherwise payable in the following calendar years will be reduced by a percentage equal to the ratio of this additional payment divided by the fair market value determined as of the date the additional payment was made.

We may amend this certificate to comply with the federal tax law. We will notify you [(or the person designated by you)] Application Form G.20381, which was approved by your Department on [month/day/year], will be used with this certificate [(copy attached for your information)].of such amendments and, where required by law, will obtain the approval of the appropriate regulatory authority.]

                                                                   Custodial IRA